SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): March 30, 2000

                           THE VIOLA GROUP, INC.
           (Exact name of registrant as specified in its charter)

          NEW YORK                   0-12493               13-3134389
(State or other jurisdiction  (Commission File Number)   (IRS Employer
      of incorporation)                                Identification No.)

        1653 Haight Avenue, Bronx, New York                10461-1503
     (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:      (718) 409-6599


       (Former name or former address, if changed since last report)

                   The Exhibit Index appears on Page 7.


Item 1.     Changes in Control of Registrant.

At the special meeting of the stockholders held on June 5, 2000, the stockholders voted to amend and restate to the Viola Group, Inc.'s Certificate of Incorporation (the "Amended and Restated Certificate"). Among other things, the Amended and Restated Certificate (i) increases the authorized number of shares of Viola common stock from Two-Million (2,000,000) to Seventy-five Million (75,000,000); (ii) authorizes the issuance of Five Million (5,000,0000) shares of preferred stock whose designations, preferences and rights are to be determined by the
Board of Directors of Viola; and (iii) eliminates stockholders' preemptive
rights.   Upon a majority vote of all outstanding shares entitled to vote thereon, Viola's stockholders authorized adoption of the Amended and Restated Certificate. The amendment became effective on August 4, 2000.
A primary purpose of amending Viola's Certificate of Incorporation was to provide Viola with a capital structure flexible enough to accommodate a proposed share exchange whereby all of the issued and outstanding shares of DataMEG Corporation, a Virginia corporation ("DataMEG") were to be exchanged for shares of Viola's common stock, equaling upon completion of the share exchange, ninety percent (90%) of the issued and outstanding voting capital stock of Viola (the "Share Exchange"). The Share Exchange is more fully described below.

The Agreement and Plan of Share Exchange

     On April 24, 2000, the sole director of Viola approved an Agreement and Plan of Share Exchange between Viola and DataMEG pursuant to which all of the issued and outstanding shares of DataMEG were to be exchanged for shares of Viola's common stock equaling, upon completion of the share exchange, 90% of the issued and outstanding voting capital stock of Viola. As a result of such transaction, the stockholders of Viola would then own 10% of the issued and outstanding shares of Viola common stock totaling, in the aggregate, 3,300,000 shares, after giving effect to the Common Stock Dividend. The stockholders of DataMEG would, as a consequence of the Share Exchange, then own 90% of the issued and outstanding shares of common stock of Viola, equally approximately 29,700,000 shares of Viola common stock. Under New York Law, the vote of the stockholders of Viola, as the acquiring corporation, was not required to approve a share exchange, however, such share exchange could not be effected without the increase in the number of shares of authorized Common Stock contemplated in the Amended and Restated Certificate which, as noted above, was subject the approval of the stockholders.

     On April 24, 2000, the Board of Directors of DataMEG approved the contemplated Share Exchange and recommended that the stockholders of DataMEG approve the contemplated Share Exchange. By unanimous written consent of the DataMEG stockholders, effective May 5, 2000, the stockholders of DataMEG approved, adopted and consented to the proposed Agreement and Plan of Share Exchange with Viola. With the approvals of all necessary parties obtained, the Shares Exchange was consummated on August 18, 2000.


The Parties to the Share Exchange

Viola

     Viola is a corporation organized under the laws of the state of New York on October 14, 1982. Prior to the Share Exchange, Viola conducted a limited financial consulting business; its annual revenues for the last four fiscal years ending June 30, 2000 totaled, in the aggregate $6,500.
As reported in Viola's Annual Report on Form 10-K for the fiscal year ending June 30, 2000, Viola had $0 in total assets. On June 30, 2000 the total deficit stockholders equity on such date was -$36,139. Viola's business had been to pursue a business combination transactions with other companies in order to establish value and a potential for long term growth for the company's stock. Copies of Viola's Annual Reports on Form 10-K for the last three fiscal years ending June 30, 1998, June 30, 1999 and June 30, 2000 and are incorporated by reference herein. Viola is quoted on the OTC Bulletin Board under the symbol "VIOL:BB". Except as described below under "Legal Proceedings", neither Viola, its Directors, Officers, affiliates or beneficial owner of more than 5% of its common stock is a party to, nor is its property subject to, any pending legal proceeding. Approximately $25,000 was required to be paid to the State of New York to reinstate Viola to active status before Viola's Amended and Restated Certificate of Incorporation became effective. DataMEG paid these expenses as part of the Share Exchange.

DataMEG

     DataMEG is a research and development stage company focused primarily on developing new technologies related to the internet and information access. DataMEG was incorporated in Virginia in 1999 and has its principal place of business at 3148 Dumbarton Street, NW., Washington, D.C. 20007. Telephone (202) 965-2448.

     DataMEG has no material properties. Other than office supplies, furniture and equipment incidental to the development to the of its technology products, its primary assets are the technology it has and is developing for high speed data transmission over ordinary telephone lines referred to by Viola as a Communications Acceleration Systems (CAS). DataMEG reports to have filed patents pertinent to this technology development and its proprietary tone, frequency, modulation technology. DataMEG's core strategy is to obtain business partners in specific market sectors that its feels will enhance its ability to introduce a working CAS network. As with all start-up companies, the success of its business plan, the viability of its technology, market acceptance of its products, when and if developed from such technology, and DataMEG's ability to obtain the necessary capital to implement such plan are speculative.

Pursuant to the Share Exchange, Andrew Benson, Reggie Phillips, and John Cairns, the President, Chief Operating Officer and Vice President of Development of DataMEG, respectively, collectively acquired 25,977,341 shares (or 78.7%) of Viola Common Stock. Mr. Benson obtained 10,823,892 Viola shares in exchange for 5,437500 DataMEG shares. Mr. Phillips obtained 10,823,892 Viola shares in exchange for 5,437,500 DataMEG shares. Mr. Cairns obtained 4,329,557 Viola shares in exchange for 2,175,000 DataMEG shares. Mr. Benson and Mr. Phillips' holding each represent 33% of Viola issued and outstanding common stock. Mr. Cairns' holding represents 12.7% of Viola's issued and outstanding common stock.

Legal Proceedings

     On February 15, 2000 a complaint was filed by Quantum Advanced Technologies, Inc. in the Superior Court for the District of Columbia,
Civil Division, Civil Action No. 00-0001066, against DataMEG, its three founders and principal stockholders, Reggie L. Phillips, DataMEG's
Chief Operating Officer, Andrew Benson, Viola's President and John P. Cairns, and against other entities affiliated with Messrs. Benson and Phillips.
The Complaint alleges: in Count I, that Benson, Phillips, DataMEG and other entities with whom Benson and Phillips were affiliated breached a nondisclosure and confidentiality agreement with the Plaintiff by inducing Cairns to leave the Plaintiff's employment and to bring with him to DataMEG, disclose and use proprietary, confidential and trade secret information relating to a new modulation technology with enormous potential commercial value in the field of data transmission technology allegedly developed by Cairns at the end of 1996 while an employee of Plaintiff; Count II alleges that the same conduct by Benson, Phillips, DataMEG, and other entities with whom Benson and Phillips are affiliated, is in violation of the Uniform Trade Secrets Act. Count III alleges that Benson, Phillips, DataMEG and other affiliates with whom Benson and Phillips are affiliated, tortiuously interfered with the Plaintiff's contractual relationship with Cairns.
Count IV alleges that Benson, Phillips, DataMEG, and other entities with whom Benson and Phillips are affiliated, tortiuously interfered with Plaintiff's prospective business expectancy by misappropriating the Plaintiff's proprietary, confidential and trade secret information and by attempting to develop, market and sale products, services and applications which use the claimed proprietary technology. Count V alleges that Cairns breached his employment agreement with the Plaintiff by disclosing the aforesaid proprietary, confidential and trade secret information to Benson, Phillips, DataMEG and other entities with whom Benson and Phillips are affiliated. Count VI alleges that Cairns breached a fiduciary duty of confidentiality owed by virtue of his employment with the Plaintiff with respect to its proprietary confidential and trade secret information. And Count VII alleges that Cairns has violated the Uniform Trade Secrets Act of the District of Columbia by virtue of his disclosure of the Plaintiff's alleged proprietary confidential and trade secret information relating to the technology and conduct constituting his misappropriation of the Plaintiff's trade secrets in violation of the Uniform Trade Secrets Act. The Complaint seeks declaratory and injunctive relief, compensatory and punitive damages in unspecified amounts and a decree directing that all inventions, improvements, developments conceived, produced or developed by the Defendants or any of them relating to the Plaintiff's claim of proprietary, confidential and trade secret information be assigned to the Plaintiff. The Complaint also seeks costs and attorneys fees as provided in the alleged nondisclosure and confidentiality agreement to which the Defendants are allegedly parties.

     Both DataMEG and Messrs. Phillips, Benson and Cairns dispute the allegations of the Complaint. DataMEG contends that the Tone Frequency Technology that DataMEG is developing is unrelated to the Waveform Technology owned by Quantum Advanced Technologies and therefore, believes that it has not violated any rights of Quantum Advanced Technologies.
The ultimate outcome of the litigation which may extend over a substantial period of time is uncertain. At a minimum, such litigation may distract the management of DataMEG from expending time and efforts on behalf of the business of that company.

Agreement regarding control of the Viola Board of Directors

     The Agreement and Plan of Share Exchange provides that promptly upon compliance with the requirements of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14(f)-1 promulgated thereunder, two designees of DataMEG shall be appointed to serve the vacant unexpired terms of office of former Directors of Viola's Board of Directors. The effect of the forgoing would be to put designees of DataMEG, the acquired corporation, in control of Viola's Board of Directors, without a vote of the stockholders. Rule 14(f)-1 requires the dissemination of certain information regarding the director designees who will take control of the Viola Board to all Viola stockholders ten (10) days prior to their taking office, however, it does not empower stockholders to vote on such matter. DataMEG has not yet determined who its designees to the Viola Board of Directors will be.

Item 2. See Item 1 (incorporated by reference).
Item 5. See Item 1 (incorporated by reference).
Item 7. Financial Statements and Exhibits.

Consolidated financial statements of Viola and DataMEG will be filed by amendment to this Form 8-K not later than 60 days from the filing of this Initial Form 8-K.

Exhibit 2.1 Share Exchange Agreement between DataMEG, Corp. and The Viola Group Inc. dated April 24, 2000.

Exhibit 3.1 Amended and Restated Certificate of Incorporation of The Viola Group, Inc.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 18, 2000                    THE VIOLA GROUP, INC.
                                          (Registrant)

                                    By:  /s/ Arthur Viola
                                          _____________________
                                          Arthur Viola
                                          President


List of Exhibits


Exhibit 2.1 Share Exchange Agreement between DataMEG, Corp. and The Viola Group Inc. dated April 24, 2000.

Exhibit 3.1 Amended and Restated Certificate of Incorporation of The Viola Group, Inc.